                                                                    Exhibit 3.46

NAUTA DUTILH

                            LAWYERS, NOTARIES & TAX CONSULTANTS


                            COPY
                            ----


                            of the deed of
                            --------------


                            AMENDMENT TO THE ARTICLES OF
                            ----------------------------
                            ASSOCIATION
                            -----------


                            of
                            --


                            KLM/ERA HELICOPTERS B.V.
                            ------------------------


                            now known as
                            ------------


                            SCHREINER NORTHSEA HELICOPTERS B.V.
                            -----------------------------------


                            Date 19 February 1998
                            ---------------------


                            AMSTERDAM, BRUXELLES, EINDHOVEN, LONDON,
                            MADRID, NEW YORK, PARIS, PRAGUE, ROTTERDAM,
                            SINGAPORE, JAKARTA (correspondent office)

NAUTA DUTILH                                                                   1


                     AMENDMENT TO ARTICLES OF ASSOCIATION OF
                     ---------------------------------------
                        PRIVATE LIMITED LIABILITY COMPANY
                        ---------------------------------


On this 19th day of February, nineteen hundred and ninety-eight, there appeared before me, Frits Willem Oldenburg, civil-law notary of Amsterdam:

Cornelis Reinoud Bredius, lawyer, residing at Mesdaglaan 2b, 2061 AK Bloemendaal, born in Haarlem on 29 June nineteen hundred and fifty-two, married, holder of passport no. X252087.

The person appearing declared:

- that the articles of association of the private limited liability company KLM/ERA Helicopters B.V., with its official seat at Schiphol and its principal place of business at Luchthavenweg 6 B, 1786 PP Den Helder, registered in the commercial register of the Chamber of Commerce and Industry in Alkmaar under no. 072218, were recently completely readopted by an instrument executed on the 6th day of November, nineteen hundred and ninety-one, before C.P. Boodt, civil-law notary practising in Amsterdam, to which instrument the certificate of no objection dating from 6th November nineteen hundred and ninety-one refers, and to which company the Dutch Ministry of Justice has assigned the number B.V. 89.380;

- that the shareholder of said private limited liability company has resolved to amend the articles of association of this company, as is evidenced by a shareholder's resolution adopted without holding a meeting, signed on 6th February nineteen hundred and ninety-eight, a copy of which resolution is attached to this instrument;

NAUTA DUTILH                                                                   2

- that the person appearing, authorised for the purpose in the above-mentioned shareholder's resolution, makes the following amendment to the Articles of Association of said company;

-         that the ministerial certificate of no objection referred to in
          Article 2:235 of the Netherlands Civil Code was issued by a decision made on 16th February nineteen hundred and ninety-eight, no. B.V. 89.380; a copy of said certificate with the decision is attached to this original instrument.

                             ARTICLES OF ASSOCIATION

NAME AND OFFICIAL SEAT
----------------------

Article 1.
----------

1.        The name of the company is: Schreiner Northsea Helicopters B.V.

2. Its official seat is at Schiphol, in the municipality of Haarlemmermeer

OBJECT
------

Article 2.
----------

The object of the company is:

1. to practise the business of aviation in general and transport by helicopters in particular, and further everything connected therewith in the opinion of the management, both on its own account and on joint account or in association with third parties;

2. to acquire, maintain and alienate participating interests in the management of other companies and enterprises, to finance such companies and enterprises, to give guarantees and provide securities, also for the benefit of third parties, to render administrative and other services to other companies and enterprises, including acting as an active partner in limited partnerships, and to acquire, maintain and alienate aircraft and immovable property and all other asset values, in the broadest sense of the word.

CAPITAL AND SHARES
------------------

Article 3.
----------

1. The authorised capital of the company is NLG five hundred thousand (NLG 500,000), divided into five hundred (500) ordinary shares, each with a nominal value of one thousand guilders (NLG 1000).

2. The company will not assist in the issue of depositary receipts in its capital.

NAUTA DUTILH                                                                   3

3. Any authorisation to grant voting rights to holders usufruct of shares or pledgees of shares is ruled out.

ISSUE OF SHARES
---------------

Article 4.
----------

The issue of not yet allotted shares will take place by virtue of a resolution adopted by and on the terms and conditions laid down by the general shareholders' meeting, hereinafter also referred to as: general meeting.

For the issue of a share a special instrument is required, executed in the presence of a civil-law notary practising in the Netherlands, to which the persons involved are party.

PURCHASE OF SHARES
------------------

Article 5.
----------

1. Subject to the provisions of the law, the company is authorised to purchase paid-up shares in its own capital for valuable consideration. The rights attached to shares which the company itself holds cannot be exercised by the company.

2. Purchase and sale by the company of its own shares will take place by virtue of a resolution adopted by and on the terms and conditions laid down by the general meeting.

3. The provisions of the transfer restriction clause included in these articles applies to the sale by the company of its own shares.

REGISTER OF SHAREHOLDERS
------------------------

Article 6.
----------

1. The shares will be registered and will be numbered consecutively. No share certificates will be issued.

2. The board of management will keep a register at the company's office which contains the names and addresses of all shareholders and a record of the date on which the shares were purchased, the numbers of the shares, the date of acknowledgement or service, and the amount paid for each share, and where applicable, the other particulars referred to in Article 2:194 of the Netherlands Civil Code. Every shareholder is obliged to notify the management of his or address in writing.

3. Every entry in the register will be signed by a director; the register will be updated regularly.

TRANSFER OF SHARES
------------------

NAUTA DUTILH                                                                   4

Article 7.
----------

For the transfer of a share or the transfer of a restricted right to a share, a special instrument is required, executed in the presence of a civil-law notary practising in the Netherlands, to which instrument the persons involved are parties.

TRANSFER RESTRICTION CLAUSE
---------------------------

Article 8.
----------

1. Transfer of shares - without exception - is possible only after the general meeting has given its approval.

2. The transfer must take place within three months after approval has been granted or is deemed to have been granted.

3.        Approval is deemed to have been granted:

          a. if no decision has been reached within a month of a request for transfer being made; or

          b. if in the resolution in which approval is denied, the name or names is or are not mentioned of one or more of the prospective buyers, who is or are prepared to buy, cash down, all the shares in respect of which the request for approval was made.

4. If the applicant accepts the prospective buyer or buyers referred to in subparagraph b of the previous paragraph and the parties are unable to reach an agreement as to the price to be paid for the share or shares, this price will, if so desired, be determined by an expert, to be appointed by the parties by mutual consent, or if no agreement can be reached on this point, to be appointed at the request of either party by the chairman of the Chamber of Commerce and Industry under whose jurisdiction the company's official seat falls. Unless the parties agree otherwise, this expert will be an expert as referred to in Article 2:393 of the Netherlands Civil Code. The costs of the price determination will be borne by the company.

5. The prospective buyers will at all times have the right to withdraw provided they do so within fourteen days after they have been notified of the result of the price determination referred to in the previous paragraph. If in consequence not all shares are bought

          a. because all prospective buyers have withdrawn, or

          b. because the other prospective buyers have not, within six weeks of the notification referred to above, stated their intention of taking over the available shares, with due observation of the basis for allocation specified by the general meeting,

NAUTA DUTILH                                                                   5

          the applicant is free to transfer all shares in respect of which the request for approval was made, provided the transfer takes place within three months after this has been established.

6. The applicant is entitled to withdraw at all times, but not later than a month after he has been informed with certainty to which prospective buyers he can sell the shares in respect of which the request for approval was made, and for what price.

7. In accordance with the provisions of this article, the company may present itself as a prospective buyer only with the consent of the applicant.

MANAGEMENT
----------

Article 9.
----------

1. The company will have a Board of Management, consisting of one or more persons. The general meeting will determine the number of directors.

2. The general meeting will appoint the directors and will at all times be authorised to suspend or dismiss any director.

3. The general meeting will determine the pay and other terms of employment of each of the directors.

Article 10.
-----------

1. Subject to the limitations pursuant to these articles of association, the Board of Management is charged with the management of the company.

2. If two or more directors are in office, they will regulate their duties among themselves, unless the general meeting regulates these duties according to management rules and regulations.

          The Board of Management will make decisions by an absolute majority of votes. In the event of equally divided votes, the general meeting will decide.

3. The management needs the approval of the general meeting for such management decisions as are determined by the general meeting.

4. In the event of any vacancies, or the absence of one or more directors, the remaining director or directors will be charged with the entire management; in the event of vacancies or absence of all the directors or of the only director, one or more persons, who will be nominated annually by the general meeting, will be temporarily charged with the management.

NAUTA DUTILH                                                                   6

REPRESENTATION
--------------

Article 11.
-----------

1.        The Board of Management and each director will represent the company.

2. If a director has some interest which conflicts with the interests of the company, the company will be represented by a person nominated by the general meeting.

GENERAL MEETINGS
----------------

Article 12.
-----------

1. At least one general meeting will be held annually, within six months of the end of the financial year.

2. General meetings will be held in the place where the company has its official seat under the articles of association. If a meeting is held elsewhere, legally valid resolutions can be adopted only if the entire allotted capital is represented. The general meetings will be convened by the Board of Management by means of registered letters, to be sent at least fourteen days in advance, not counting the day the notice convening the meeting is sent and the day of the meeting.

3. If the provisions of the law or of the articles of association with regard to convening meetings, preparing their agenda, and making the topics which will be discussed available for inspection are not complied with, no legally valid resolutions can be adopted, unless resolutions are adopted unanimously at a meeting at which the entire allotted capital is represented.

Article 13.
-----------

1.        The general meeting will appoint its own chairperson.

2.        Each share gives a right to one vote.

3. All resolutions will be adopted with an absolute majority of the valid votes cast.

4. The voting rights attached to shares which belong to the company and/or subsidiary companies cannot be exercised; they do not count for the calculation of a majority or a quorum.

5.        The Board of Management will keep a record of all resolutions adopted.
          This record will be available for inspection by the shareholders at the company's office. A copy or extract of this record will be given to any shareholder who requests it, at no more than cost price.

RESOLUTIONS ADOPTED WITHOUT HOLDING A MEETING
---------------------------------------------

NAUTA DUTILH                                                                   7

Article 14.
-----------

Resolutions of shareholders can be adopted in written form - including telegram, fax and telex messages - instead of at general meetings, provided they are unanimously adopted by all shareholders authorised to vote.

FINANCIAL YEAR, ANNUAL ACCOUNTS AND APPROPRIATION OF PROFITS
------------------------------------------------------------

Article 15.
-----------

1.        The company's financial year is the same as the calendar year.

2. The Board of Management will balance the company's accounts annually as of the last day of each financial year and will then, within five months - subject to extension of this period by six months at the most by the general meeting due to special circumstances - draw up annual accounts, consisting of a balance sheet, a profit and loss account and an explanatory statement, and within this period will make these documents available for the inspection of the shareholders at the company's office. Within this period the Board of Management will also make the annual report available for inspection. The annual accounts will be signed by all the directors. If the signature of one or more directors is missing, this will be mentioned in the annual accounts and the reason will be stated.

3. The company will ensure that the prepared annual accounts, the annual report and the data which must be added in accordance with Article 2:392 paragraph 1 of the Netherlands Civil Code are present at its office from the time when the meeting at which they will be discussed is convened. The shareholders will be able to inspect these documents at the office and obtain a copy of them free of charge.

4. The provisions of paragraphs 2 and 3 of this Article concerning the annual report and the data which must be added by virtue of Article 2:392 paragraph 1 of the Netherlands Civil Code will not apply if the first full sentence of Article 2:396, or Article 2:403 of the Netherlands Civil Code are in force for the company.

5. The general meeting will adopt the annual accounts. This adoption will be deemed to have granted the directors a discharge from liability for all actions evidenced by these documents or the results of which are included therein, unless explicit reservations have been made, all of this subject to the present or future provisions of the law pertaining to these issues.

Article 16.
-----------

NAUTA DUTILH                                                                   8

1. The profit evidenced by the adopted annual accounts will be at the disposal of the general meeting.

2. The company can pay dividends from the distributable profit to shareholders and other entitled parties only in so far as the company's own assets amount to more than the paid and called-up part of the capital plus the reserves which must be maintained in accordance with the law. No distribution of profits can be made to the company itself on shares which the company itself holds.

3. Subject to the provisions of the second paragraph, the general meeting is authorised to make one or more interim dividends payable.

4. Distribution of profits will take place after the adoption of the annual accounts which show that it is permissible.

DISSOLUTION AND LIQUIDATION
---------------------------

Article 17.
-----------

1. In the event of dissolution of the company, the Board of Management will be charged with the liquidation, unless the general meeting decides otherwise.

2. The general meeting will determine the remuneration of the liquidators.

3. During the liquidation these articles of association will remain in force to as great an extent as possible.

4. Whatever remains of the company's assets after all debts have been paid will be distributed to the shareholders in proportion to the shares held by each. No liquidation dividend will be paid to the company itself on shares held by the company itself.

FINAL DECLARATION
-----------------

Finally, the person appearing declared that at the time this instrument was executed the company's allotted capital amounted to NLG two hundred thousand (NLG 200.000), divided into two hundred (200) shares, each with a nominal value of NLG one thousand (NLG 1000). The person appearing is known to me, the civil-law notary, and the identity of the person acting as a party to this instrument has been established by me, civil-law notary, by virtue of the afore-mentioned identification document.

                                      DONE

This instrument was executed in a single copy in Amsterdam on the date appearing in the heading of this instrument.

NAUTA DUTILH                                                                   9

After a summary of the substance of this instrument had been given to the person appearing, the person appearing told me, civil-law notary, that he had taken cognizance of the contents of the instrument and did not wish it to be read out in its entirety.

Then this instrument, after limited reading, was signed by the person appearing and by me, civil-law notary.

(sgd) C.R. Bredius, F.W. Oldenburg